   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999

                                                      REGISTRATION NO. 333-64391
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 4


                                       TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

        (Exact name of registrant as specified in governing instruments)

                            ------------------------

                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523
                    (Address of principal executive offices)

                            ------------------------

                              ROBERT H. BAUM, ESQ.
          VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523
                    (Name and address of agent for service)

                            ------------------------

                                WITH A COPY TO:
                                 ROGER G. FEIN
                        WILDMAN, HARROLD, ALLEN & DIXON
                             225 WEST WACKER DRIVE
                                   SUITE 2800
                          CHICAGO, ILLINOIS 60606-1229

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee.............  $ 165,790
NASD Filing Fee.................................................     30,500
Printing and Mailing Expenses...................................    232,000*
Blue Sky Fees and Expenses......................................    117,000*
Legal Fees and Expenses.........................................    482,000*
Accounting Fees and Expenses....................................     31,700*
Advertising and Sales Literature................................     94,000*
Due Diligence...................................................    143,000*
Miscellaneous...................................................     47,000*
                                                                  ---------
  Total.........................................................  $1,342,990*
                                                                  ---------
                                                                  ---------

------------------------

*   estimated

ITEM 32. SALES TO SPECIAL PARTIES.

    Due to lower administrative costs, and in connection with the performance of services, employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of 5%. Independent Directors initially will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to the Company's DRP for 95% of the Market Price or initially for $9.50 per Share. Subscriber's to Shares which are entitled to volume discounts will pay reduced selling commissions. See "Compensation Table--Nonsubordinated Payments--For and in Connection With the Offering," "Management--Independent Director Stock Option Plan," and "Plan of Distribution--Volume Discounts" and "--Other Discounts."

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    In September 1998, Inland Real Estate Advisory Services, Inc. (the "Advisor") purchased from the Company 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to the option of the Company to pay cash in lieu of such Shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article XV of the Company's Articles provides as follows:

    SECTION 3.  INDEMNIFICATION

    (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

    (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was in Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

    (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

    (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

    (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

    The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

    To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

    The Company intends to enter into separate indemnification agreements with each of the Company's Directors and certain of its executive officers. The indemnification agreements will require, among other things, that the Company indemnify its Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the Board or by the Stockholders to eliminate the rights it provides.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Inapplicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

(a)        FINANCIAL STATEMENTS
           Independent Auditors' Report--Relating to the Company's Consolidated Balance Sheet
           Consolidated Balance Sheet at September 18, 1998 and Notes thereto
           Independent Auditors' Report--Relating to Lake Olympia Square.
           Historical Summary of Gross Income and Direct Operating Expenses for the year ended
            December 31, 1997 of Lake Olympia Square and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Olympia Square and Notes thereto
           Independent Auditors' Report--Relating to Lake Walden Square
           Historical Summary of Gross Income and Direct Operating Expenses for the year ended
            December 31, 1997 of Lake Walden Square and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Walden Square and Notes thereto
           Independent Auditors' Report--Relating to Merchants Square Shopping Center
           Historical Summary of Gross Income and Direct Operating Expenses for the year ended
            December 31, 1997 of Merchants Square Shopping Center and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Merchants Square Shopping Center and Notes
            thereto
           Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1998 and Notes thereto
           Pro Forma Statement of Operations (unaudited) for the nine months ended September 30,
            1998 and Notes thereto
           Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997 and Notes thereto

(b)        EXHIBITS

    (i) The following documents are filed as part of this Registration
       Statement:


EXHIBIT NO.                                          DESCRIPTION
-----------  -------------------------------------------------------------------------------------------
      1.1    Form of Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and
             Inland Securities Corporation.***
      1.2    Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the
             Soliciting Dealers.**
      1.3    Form of Warrant Purchase Agreement by and between Inland Retail Real Estate Trust, Inc. and
             Inland Securities Corporation.**
      3.1    Second Articles of Amendment and Restated Charter of Inland Retail Real Estate Trust,
             Inc.****
      3.2    Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc.***
      4.1    Form of Agreement of Limited Partnership of Inland Retail Real Estate Limited
             Partnership.**
      4.2    Specimen Certificate for the Shares.*
      5      Form of Opinion of Brown & Wood LLP as to the legality of the Shares being registered.****
      8      Form of Opinion of Wildman, Harrold, Allen & Dixon as to tax matters.**
     10.1    Form of Escrow Agreement by and among Inland Retail Real Estate Trust, Inc., Inland
             Securities Corporation and LaSalle National Bank, N.A.****
     10.2    Form of Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland
             Retail Real Estate Advisory Services, Inc.*
     10.3    Form of Master Management Agreement, including the form of Management Agreement for each
             Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property
             Management Corp.*
     10.4    Form of Property Acquisition Service Agreement by and among Inland Retail Real Estate
             Trust, Inc., Inland Retail Real Estate Advisory Services, Inc., Inland Real Estate
             Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate
             Acquisitions, Inc.*
     10.5    Form of the Company's Independent Director Stock Option Plan.**
     10.6    Form of Indemnification Agreement by and between Inland Retail Real Estate Trust, Inc. and its directors and executive officers.****
     23.1    Consent of KPMG LLP dated February 10, 1999.
     23.2    Consent of Brown & Wood LLP dated February 10, 1999.
     23.3    Consent of Wildman, Harrold, Allen & Dixon dated February 10, 1999.
     24      Power of Attorney (included on signature page to the Registration Statement).
      *      Previously filed with the initial filing of this Registration Statement on September 28,
             1998.
     **      Previously filed with Amendment No. 1 to this Registration Statement on January 7, 1999.
    ***      Previously filed with Amendment No. 2 to this Registration Statement on January 28, 1999.
   ****      Previously filed with Amendment No. 3 to this Registration Statement on February 9, 1999.

ITEM 37. UNDERTAKINGS.

    A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

    D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

    E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

    The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (I.E., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended. The Registrant undertakes to include, in filings containing financial statements of the Company, separate audited financial statements for any Creditworthy Tenant that leases a Property owned by Company on a Triple-Net Lease Basis if the cost of that Property to the Company represents 20% or more of the Gross Proceeds of the Offering.

    F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Prior Performance Table--Table VI. Acquisitions of Properties by Programs.

                                    TABLE VI
                   ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR SQUARE FEET OR ACRES)

    Table VI presents information concerning the acquisition of real properties by real estate limited partnerships and a real estate investment trust sponsored by Inland Real Estate Investment Corporation ("IREIC") in the three years ended December 31, 1997. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by prior partnerships and a real estate investment trust sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
           (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET OR ACRES)

                                                                                            PURCHASE     MORTGAGE
                                                                    NUMBER OF              PRICE PLUS    FINANCING
                                                                     SQUARE      DATE OF   ACQUISITION  AT DATE OF    CASH DOWN
PROPERTY                                                           FEET/ ACRES  PURCHASE       FEE       PURCHASE      PAYMENT
-----------------------------------------------------------------  -----------  ---------  -----------  -----------  -----------
Purchased by Inland Real Estate Corporation:
Walgreens, Decatur, IL...........................................      13,500    01/31/95       1,209          759          449
Eagle Crest Shopping Center, Naperville, IL......................      67,650    03/01/95       4,806        2,350        2,456
Hartford/Naperville Plaza Naperville, IL.........................      43,862    09/14/95       4,550            -        4,550
Montgomery-Goodyear, Montgomery, IL..............................      12,863    09/14/95       1,140            -        1,140
Nantucket Square, Schaumburg, IL.................................      56,980    09/20/95       4,304            -        4,304
Antioch Plaza, Antioch, IL.......................................      19,810    12/28/95       1,750            -        1,750
Mundelein Plaza, Mundelein, IL...................................      67,896    03/29/96       5,650            -        5,650
Regency Point, Lockport, IL......................................      54,875    04/05/96       5,700        4,473        1,227
Montgomery-Sears, Montgomery, IL.................................      34,600    06/17/96       3,459            -        3,459
Prospect Heights, Prospect Hts, IL...............................      28,080    06/17/96       2,165            -        2,165
Zany Brainy, Wheaton, IL.........................................      12,499    07/01/96       2,455            -        2,455
Salem Square, Countryside, IL....................................     112,310    08/02/96       6,174            -        6,174
Hawthorn Village, Vernon Hills, IL...............................      98,686    08/15/96       8,450            -        8,450
Six Corners, Chicago, IL.........................................      80,650    10/18/96       5,970            -        5,970
Spring Hill Fashion Corner West Dundee, IL.......................     125,198    11/13/96       9,200            -        9,200
Grand and Hunt Club, Gurnee, IL..................................      21,222    12/24/96       3,592            -        3,592
Quarry Outlot, Hodgkins, IL......................................       9,650    12/24/96       1,800            -        1,800
Crestwood Plaza, Crestwood, IL...................................      20,044    12/27/96       1,809            -        1,809
Lansing Square, Lansing, IL......................................     223,508    12/31/96      16,270            -       16,270
Park St. Claire, Schaumburg, IL..................................      11,859    12/31/96       1,525            -        1,525
Summit of Park Ridge, Park Ridge, IL.............................      33,252    12/31/96       3,184            -        3,184
Maple Park Place, Bolingbrook, IL................................     220,095    01/09/97      15,262            -       15,262
Lincoln Park Place, Chicago, IL..................................      10,678    01/23/97       2,100            -        2,100
Aurora Commons, Aurora, IL.......................................     127,292    01/23/97      11,535        8,602        2,933
Niles Shopping Center, Niles, IL.................................      26,117    04/11/97       3,235            -        3,235


                                                                     OTHER CASH        TOTAL
                                                                    EXPENDITURES    ACQUISITION
PROPERTY                                                           CAPITALIZED(A)     COST(B)
-----------------------------------------------------------------  ---------------  -----------
Purchased by Inland Real Estate Corporation:
Walgreens, Decatur, IL...........................................             -          1,209
Eagle Crest Shopping Center, Naperville, IL......................           127          4,933
Hartford/Naperville Plaza Naperville, IL.........................          (119)         4,431
Montgomery-Goodyear, Montgomery, IL..............................            (1)         1,139
Nantucket Square, Schaumburg, IL.................................          (116)         4,188
Antioch Plaza, Antioch, IL.......................................          (242)         1,508
Mundelein Plaza, Mundelein, IL...................................           (43)         5,607
Regency Point, Lockport, IL......................................             1          5,701
Montgomery-Sears, Montgomery, IL.................................           (25)         3,434
Prospect Heights, Prospect Hts, IL...............................             3          2,168
Zany Brainy, Wheaton, IL.........................................            10          2,465
Salem Square, Countryside, IL....................................            (7)         6,167
Hawthorn Village, Vernon Hills, IL...............................           104          8,554
Six Corners, Chicago, IL.........................................            12          5,982
Spring Hill Fashion Corner West Dundee, IL.......................            13          9,213
Grand and Hunt Club, Gurnee, IL..................................           (52)         3,540
Quarry Outlot, Hodgkins, IL......................................             9          1,809
Crestwood Plaza, Crestwood, IL...................................             5          1,814
Lansing Square, Lansing, IL......................................             2         16,272
Park St. Claire, Schaumburg, IL..................................             8          1,533
Summit of Park Ridge, Park Ridge, IL.............................            (8)         3,176
Maple Park Place, Bolingbrook, IL................................            84         15,346
Lincoln Park Place, Chicago, IL..................................             7          2,107
Aurora Commons, Aurora, IL.......................................             8         11,543
Niles Shopping Center, Niles, IL.................................             1          3,236

                                                                                          PURCHASE     MORTGAGE
                                                                  NUMBER OF              PRICE PLUS    FINANCING
                                                                   SQUARE      DATE OF   ACQUISITION  AT DATE OF   CASH DOWN
PROPERTY                                                         FEET/ ACRES  PURCHASE       FEE       PURCHASE     PAYMENT
---------------------------------------------------------------  -----------  ---------  -----------  -----------  ----------
Mallard Crossing, Elk Grove Village, IL........................      82,949    05/06/97       8,100            -        8,100
Cobblers Crossing, Elgin, IL...................................     102,643    05/06/97      10,953            -       10,953
Ameritech, Joliet, IL..........................................       4,504    05/09/97       1,045            -        1,045
Dominicks-Schaumburg, Schaumburg, IL...........................      70,300    05/29/97      10,681            -       10,681
Calumet Square, Calumet, IL....................................      39,936    06/02/97       2,066            -        2,066
Dominicks-Highland Park, Highland Park, IL.....................      70,300    06/16/97      12,790            -       12,790
Sequoia Shopping Center, Milwaukee, WI.........................      35,253    06/16/97       3,010            -        3,010
Riversquare Shopping Center, Naperville, IL....................      58,566    06/19/97       6,100            -        6,100
Rivertree Court, Vernon Hills, IL..............................     299,055    07/17/97      31,750       15,700       16,050
Shorecrest Plaza, Racine, WI...................................      91,177    07/25/97       5,956            -        5,956
Dominicks-Glendale Heights, Glendale Heights, IL...............      68,923    09/30/97       8,196            -        8,196
Party City, Oak Brook Terrace, IL..............................      10,000    11/06/97       1,975            -        1,975
Eagle Country Market, Roselle, IL..............................      42,283    11/26/97       2,900            -        2,900
Dominicks-Countryside, Countryside, IL.........................      62,344    12/15/97       2,300            -        2,300
Terramere Plaza, Arlington Hts., IL............................      40,965    12/19/97       4,405            -        4,405
Wilson Plaza, Batavia, IL......................................      11,160    12/22/97       1,300            -        1,300
Iroquois Center, Naperville, IL................................     141,000    12/29/97      11,900            -       11,900
Fashion Square, Skokie, IL.....................................      84,771    12/30/97       9,255        6,200        3,055
Naper West, Naperville, IL.....................................     165,262    12/30/97      14,850            -       14,850
                                                                 -----------             -----------  -----------  ----------
Subtotal.......................................................   3,014,567               $ 276,826    $  38,084   $  238,742
                                                                 -----------             -----------  -----------  ----------
                                                                 -----------             -----------  -----------  ----------
Purchased by Inland Capital Fund, L.P.:
Parcel #18 - Kendall County, Illinois..........................   387 Acres    11/02/95       1,028            0        1,028
                                                                 -----------             -----------  -----------  ----------
Subtotal.......................................................   387 Acres               $   1,028    $       0   $    1,028
                                                                 -----------             -----------  -----------  ----------
                                                                 -----------             -----------  -----------  ----------


                                                                   OTHER CASH        TOTAL
                                                                  EXPENDITURES    ACQUISITION
PROPERTY                                                         CAPITALIZED(A)     COST(B)
---------------------------------------------------------------  ---------------  -----------
Mallard Crossing, Elk Grove Village, IL........................           (12)         8,088
Cobblers Crossing, Elgin, IL...................................           (56)        10,897
Ameritech, Joliet, IL..........................................            11          1,056
Dominicks-Schaumburg, Schaumburg, IL...........................             4         10,685
Calumet Square, Calumet, IL....................................             4          2,070
Dominicks-Highland Park, Highland Park, IL.....................             6         12,796
Sequoia Shopping Center, Milwaukee, WI.........................             1          3,011
Riversquare Shopping Center, Naperville, IL....................           (18)         6,082
Rivertree Court, Vernon Hills, IL..............................          (230)        31,520
Shorecrest Plaza, Racine, WI...................................           (74)         5,882
Dominicks-Glendale Heights, Glendale Heights, IL...............            12          8,208
Party City, Oak Brook Terrace, IL..............................             5          1,980
Eagle Country Market, Roselle, IL..............................             2          2,902
Dominicks-Countryside, Countryside, IL.........................             -          2,300
Terramere Plaza, Arlington Hts., IL............................            (4)         4,401
Wilson Plaza, Batavia, IL......................................            (5)         1,295
Iroquois Center, Naperville, IL................................            27         11,927
Fashion Square, Skokie, IL.....................................           (39)         9,216
Naper West, Naperville, IL.....................................            70         14,920
                                                                        -----     -----------
Subtotal.......................................................          (515)     $ 276,311
                                                                        -----     -----------
                                                                        -----     -----------
Purchased by Inland Capital Fund, L.P.:
Parcel #18 - Kendall County, Illinois..........................            33          1,061
                                                                        -----     -----------
Subtotal.......................................................     $      33      $   1,061
                                                                        -----     -----------
                                                                        -----     -----------

                     ACQUISITION OF PROPERTIES BY PROGRAMS
                               NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, the Company receives rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized."

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 10th day of February, 1999.


                                INLAND RETAIL REAL ESTATE TRUST, INC.

                                By:             /s/ ROBERT D. PARKS
                                     -----------------------------------------
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberta S. Matlin and Samuel A. Orticelli and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                        CAPACITY                  DATE
------------------------------  --------------------------  -------------------

     /s/ ROBERT D. PARKS
------------------------------  Chairman, Chief Executive    February 10, 1999
       Robert D. Parks            Officer and Director

     /s/ BARRY L. LAZARUS
------------------------------  President, Chief Operating   February 10, 1999
       Barry L. Lazarus           Officer and Director

    /s/ ROBERTA S. MATLIN
------------------------------  Vice                         February 10, 1999
      Roberta S. Matlin           President-Administration

    /s/ STEVEN D. SANDERS
------------------------------  Vice                         February 10, 1999
      Steven D. Sanders           President-Acquisitions

   /s/ SAMUEL A. ORTICELLI
------------------------------  Secretary                    February 10, 1999
     Samuel A. Orticelli

       /s/ KELLY TUCEK
------------------------------  Treasurer and Chief          February 10, 1999
         Kelly Tucek              Financial Officer

    /s/ DANIEL K. DEIGHAN
------------------------------  Independent Director         February 10, 1999
      Daniel K. Deighan

   /s/ MICHAEL S. ROSENTHAL
------------------------------  Independent Director         February 10, 1999
     Michael S. Rosenthal

    /s/ KENNETH E. MASICK
------------------------------  Independent Director         February 10, 1999
      Kenneth E. Masick